EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-197236 and No. 333-212445) and Form F-3 (No. 333-213649 and No. 333-258949) of Materialise NV, of our report dated April 30, 2020, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium

April 29, 2022

Document and Entity Information

(in thousands of euros)		Data

Document type	20-F
Amendment flag	false
Document period end date		2020-12-31
Document fiscal year focus		2020
Document fiscal period focus		FY
Trading symbol		MTLS
Entity registrant name		MATERIALISE NV
Entity centry index key		0001091223
Current fiscal year end		--12-31
Entity well known seasoned issuer		No
Entity current reporting status		Yes
Entity filer category		Accelerated Filer
Auditor Attestation Flag		true
Entity Emerging Growth Company		false
Entity Common Stock Shares Outstanding (shares)		59,063,521
Entity Shell Company		false
Document Transition Period		false

Document Annual report		true
Document Transition report		false
Document Shell Company Report		false
Entity Voluntary Filers		No
Entity Interactive Data Current		Yes
Security 12b Title		Ordinary shares